Exhibit 99.1

CONTACT:

Geoff High

Pfeiffer High Investor Relations, Inc.

303-393-7044

ENSERVCO Reports Second Quarter Financial Results

Strong Second Quarter Revenue Improvement Fuels 139% Increase in Adjusted EBITDA*

DENVER, CO – August 13, 2012 – ENSERVCO Corporation (OTCQB, OTCBB: ENSV), a provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today reported financial results for its second quarter and six-month period ended June 30, 2012.

Second quarter revenue increased 26% to $5.6 million from $4.5 million in last year’s second quarter. As discussed in the Company’s preliminary announcement of second quarter revenue, the increase came during what is typically a seasonally soft quarter and is attributable to strong demand for ENSERVCO’s well enhancement services, which include frac heating, acidizing and hot oiling.

Well enhancement revenue increased 82% to $3.3 million from $1.8 million in last year’s second quarter. Revenue from fluid management services (water hauling/disposal and frac tank rentals) was $2.1 million versus $2.3 million in last year’s second quarter, while well site construction and roustabout revenue was $212,000 versus $349,000 in the comparable year-ago quarter.

ENSERVCO’s top-line performance benefitted from the Company’s expanded presence in the Rocky Mountain region, where ENSERVCO has opened two new operating yards during the past year. Revenue in the Rocky Mountain service territory increased 180% to $2.9 million from $1.0 million in the second quarter last year. Revenue in ENSERVCO’s Central U.S. service region was $2.5 million versus $2.8 million in the year-ago second quarter, while revenue from the Eastern region dropped to $241,000 from $632,000. The decline in the Eastern region reflects the Company’s decision during the recent exceptionally warm winter to redeploy fluid heating assets from the Marcellus Shale region into higher demand areas such as the Bakken and Niobrara Shale Formations.

Second quarter gross margin was 18% versus 15% in the 2011 first quarter, reflecting improved demand for the Company’s higher margin well enhancement services.

The Company’s operating loss for the second quarter decreased to $534,000 from $1.2 million in the same quarter last year, primarily as a result of an $860,000 pre-tax decrease in depreciation resulting from a reassessment of the economic lives of its operating equipment. This improvement in operating income was partially offset by professional fees associated with efforts to refinance current debt obligations, an increase in corporate franchise taxes, and increased expenses associated with the expansion of the Company’s administrative and management staff. The Company also incurred higher non-cash expenses associated with stock option grants versus the 2011 second quarter. Net loss declined by 48% to $440,000, or $0.02 per diluted share, versus a net loss of $850,000, or $0.04 per diluted share, in the second quarter last year.

Second quarter adjusted EBITDA* increased by 139% to $192,000 from $80,000 in last year’s second quarter.

Six-month Results

Revenue through six months increased 10% to $15.2 million from $13.7 million in the same period last year. Despite the top-line improvement, revenue growth for the six-month period was negatively impacted by record warm weather in the northern half of the United States during most of the first quarter. Gross margin was 25% versus 30% in last year’s six-month period. Operating income was $22,000 versus $480,000, and the Company reported a net loss of $162,000, or $0.01 per diluted share, versus net income of $35,000, or $0.00 per diluted share, in the six-month period last year.

Adjusted EBITDA* through six months was $2.2 million, versus $2.8 million during the same period last year. Operating cash flow at the mid-year mark was $2.0 million, versus $3.6 million during the same period last year.

Management Commentary

“Our second quarter revenue growth reflects our effort during the past year to substantially expand our presence in North Dakota and Wyoming, states that are home to very large unconventional oil and gas plays and where the fluid heating seasons can last most of the year,” said Rick Kasch, president and CFO. “This geographic expansion continues to deliver important benefits, as we have strengthened our customer roster and have commenced service programs with some of the largest exploration and production companies operating in the Rocky Mountains.”

“In preparation for the coming busy season, we continue to reposition our service assets into the regions where customers have said they anticipate the strongest need,” Kasch added. “For instance, most of the equipment from our former Utah yard has been relocated to our facility in Killdeer, North Dakota, where we get much better pricing and utilization rates.

“Subsequent to the close of the second quarter, we also have become far more active in our Central U.S. service territory. Our operations center in Kansas is busy supporting some of the leading E&Ps targeting the highly prospective Mississippi Lime Formation.

“Our business has evolved significantly since this time last year, and we believe we are positioned to deliver much stronger corporate growth and continued improvements in our financial performance going forward,” Kasch said.

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO has rapidly emerged as one of the energy service industry's leading providers of hot oiling, acidizing, frac heating and fluid management services. The Company owns and operates a fleet of more than 245 specialized trucks, trailers, frac tanks and related well-site equipment. ENSERVCO operates in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Texas, Wyoming and West Virginia. ENSERVCO became a public company in July 2010 as a result of a merger transaction involving Aspen Exploration Corporation. Additional information about the Company is available at www.enservco.com.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing ENSERVCO’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Operations table at the end of this release.

We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in a Form 10-K filed on March 30, 2012. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

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	ENSERVCO Condensed Consolidated Statements of Operations
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$5,627,382	$4,470,679	$15,165,375	$13,732,200

Cost of Revenue	4,635,955	3,788,550	11,312,638	9,666,788

Gross Profit	991,427	682,129	3,852,737	4,065,412

Operating Expenses
General and administrative expenses	944,538	707,377	1,847,898	1,390,410
Depreciation and amortization	581,250	1,128,865	1,982,442	2,194,539
Total operating expenses	1,525,788	1,836,242	3,830,340	3,584,949

(Loss) Income from Operations	(534,361)	(1,154,113)	22,397	480,463

Other Expense
Interest expense	(218,262)	(171,965)	(428,004)	(352,276)
Gain (loss) on disposals of equipment	1,536	—	1,536	(44,286)
Gain on sale of investments	12,891	—	24,653	—
Other (expense) income	(3,278)	(42,454)	55,185	(37,710)
Total Other Expense	(207,113)	(214,419)	(346,630)	(434,272)

(Loss) Income Before Income Tax Benefit (Expense)	(741,474)	(1,368,532)	(324,233)	46,191

Income Tax Benefit (Expense)	301,773	518,229	162,417	(11,406)

Net (Loss) Income	$(439,701)	$(850,303)	$(161,816)	$34,785

Other Comprehensive Income (Loss)
Unrealized loss on available-for-sale securities, net of tax	(1,858)	(2,504)	(23,073)	(83,848)

Comprehensive Income (Loss)	$(441,559)	$(852,807)	$(184,889)	$(49,063)

Earnings per Common Share
Income per Common Share - Basic	$(0.02)	$(0.04)	$(0.01)	$0.00
Income per Common Share - Diluted	$(0.02)	$(0.04)	$(0.01)	$0.00

Basic weighted average number of common shares outstanding	21,778,866	21,778,866	21,778,866	21,778,866
Add: Dilutive shares assuming exercise of options and warrants	0	—	—	651,502
Diluted weighted average number of common shares outstanding	21,778,866	21,778,866	21,778,866	22,430,368

ADJUSTED EBITDA
Net Income	$(439,701)	$(850,303)	$(161,816)	$34,785
Add:
Interest expense	218,262	171,965	428,004	352,276
Income tax (benefit) expense	(301,773)	(518,229)	(162,417)	11,406
Depreciation and amortization	581,250	1,128,865	1,982,442	2,194,539
EBITDA	$58,038	$(67,702)	$2,086,213	$2,593,006
Add (Deduct):
Stock-based compensation	144,651	59,184	189,261	108,865
Warrants issued	—	46,353	—	46,353
(Gain) Loss on disposals of equipment	(1,536)	—	(1,536)	44,286
Gain on sale of investments	(12,891)	—	(24,653)	—
Other income	3,278	42,454	(55,185)	37,710
ADJUSTED EBITDA	$191,540	$80,289	$2,194,100	$2,830,220

	ENSERVCO Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$635,113	$417,005
Accounts receivable, net	3,830,825	4,505,254
Marketable securities	—	150,793
Prepaid expenses and other current assets	894,430	593,291
Inventories	564,256	549,432
Deferred tax asset	19,655	187,170
Total current assets	5,944,279	6,402,945

Property and Equipment, net	15,246,230	15,171,870
Non-Competition Agreements, net	60,000	180,000
Goodwill	301,087	301,087
Other Assets	49,731	64,770

TOTAL ASSETS	$21,601,327	$22,120,672

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$2,753,440	$2,954,687
Line of credit borrowings	2,657,877	2,263,227
Current portion of long-term debt	3,825,605	3,867,658
Total current liabilities	9,236,922	9,085,572

Long-Term Liabilities
Deferred rent payable	21,452	22,044
Subordinated debt – related party	1,477,760	1,477,760
Long-term debt, less current portion	7,690,614	8,020,435
Deferred income taxes, net	42,805	387,487
Total long-term liabilities	9,232,631	9,907,726
Total liabilities	18,469,553	18,993,298

Commitments and Contingencies

Stockholders' Equity
Common and preferred stock. $.005 par value
Authorized: 100,000,000 common shares and 10,000,000 preferred shares
Issued: 21,882,466 common shares and -0- preferred shares
Treasury Stock: 103,600 common shares
Outstanding: 21,778,866 common shares and -0- preferred shares
at June 30, 2012 and December 31, 2011	108,894	108,894
Additional paid-in-capital	6,301,961	6,112,674
Accumulated deficit	(3,279,081)	(3,117,267)
Accumulated other comprehensive income	—	23,073
Total stockholders' equity	3,131,774	3,127,374

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,601,327	$22,120,672

See notes to condensed consolidated financial statements.